UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2025

ContextLogic Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39775	27-2930953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2648 International Blvd., Ste 115
Oakland, California		94601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 965-8476

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	LOGC	OTCQB
Preferred Stock Purchase Rights	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Second Amended and Restated Reorganization Agreement

In connection with the ContextLogic Inc. (“ContextLogic” or the “Company”) 2025 Annual Meeting of Stockholders to be held on July 10, 2025 (the “Annual Meeting”), ContextLogic’s stockholders will vote on a proposal to approve an agreement and plan of reorganization (the “Reorganization Agreement”) as disclosed in our amended and restated proxy statement filed with the SEC on June 18, 2025 (the “Proxy Statement”).

On June 27, 2025, Institutional Shareholder Services (“ISS”) issued a recommendation to ContextLogic’s stockholders that they should vote against the Reorganization Proposal based on the fact that the transfer restrictions (the “Transfer Restrictions”) applicable to the common stock of Easter Parent, Inc. (“Holdings”) that would restrict any person from buying or selling our stock if the transfer would result in a stockholder owning 4.9% or more of our stock, did not, at the latest, expire three years after the effective date of the Transfer Restrictions.

To address the ISS concerns, on July 3, 2025, the Boards of Directors of the Company, Holdings, and Easter Merger Sub, Inc. (“Merger Sub”), have agreed to amend the Reorganization Agreement to provide that the Transfer Restrictions will expire no later than the third anniversary of the Reorganization.

Following the Board’s above action, the term “Expiration Date” in Article XIV of the form of Second Amended and Restated Certificate of Incorporation of Holdings (the “Second A&R Certificate”) reads in substance as follows:

“(h) “Expiration Date” means the earliest of (i) the repeal of Section 382 of the Code or any successor statute if the Board determines that this Article XIV is no longer necessary or desirable for the preservation of Tax Benefits; (ii) such date as the Board shall fix in its discretion; or (iii) the beginning of a taxable year of the Corporation to which the Board determines that no Tax Benefits may be carried forward; or (iv) the date that is the third anniversary of the filing and effectiveness of this Certificate of Incorporation.”

The amendment described above will be effected by the Second Amended and Restated Agreement and Plan of Reorganization (the “Second A&R Reorganization Agreement”), which amends and restates the Amended and Restated Agreement and Plan of Reorganization, dated as of June 9, 2025, by and among the Company, Holdings, and Merger Sub.

The Company has supplemented its proxy materials, on file with the Securities and Exchange Commission, to make clear that a vote in favor of the Reorganization Proposal will be deemed by the Board as the stockholders’ approval of the above definition of “Expiration Date” and the Board will not take further action to amend such definition without stockholder approval.

The foregoing summaries of the Second A&R Agreement and the Second A&R Certificate do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Second A&R Agreement and the Second A&R Certificate, which are attached hereto as Exhibits 2.1 and 3.1 and are incorporated herein by reference.

Item 8.01. Other Events.

Shareholder Communications

In connection with the Annual Meeting, ContextLogic will disseminate communications to shareholders on or around July 3, 2025 to urge them to vote “FOR” the proposals at the Annual Meeting. The full text of these communications is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Second Amended and Restated Agreement and Plan of Reorganization, dated as of July 3, 2025, by and among ContextLogic Inc., Easter Parent, Inc., and Easter Merger Sub, Inc.
3.1	Form of Second Amended and Restated Certificate of Incorporation of Holdings
99.1	ContextLogic Shareholder Communications
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ContextLogic Inc.

Date:	July 3, 2025	By:	/s/ Rishi Bajaj
Rishi Bajaj Chief Executive Officer Principal Executive Officer